SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2010
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Oxford Drive, Moonachie, New Jersey	07074

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     Emerson Radio Corp. (the “Company”) held its annual meeting on November 10, 2010 (“2010 Annual Meeting”) at which the matters described herein were submitted to a vote of the security holders.
     At the 2010 Annual Meeting, the Company submitted a proposal to elect Christopher Ho, Duncan Hon, Adrian Ma, Mirzan Mahathir, Kareem E. Sethi, Terence A. Snellings, and Eduard Will to serve as directors until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The votes cast for or withheld for each nominee were as follows:

	Votes
Directors	For	Withheld
Christopher Ho	17,295,285	3,329,137
Adrian Ma	16,875,652	3,748,770
Eduard Will	17,326,580	3,297,842
Duncan Hon	17,336,009	3,288,413
Mirzan Mahathir	16,493,940	4,130,482
Kareem E. Sethi	19,155,740	1,468,682
Terence A. Snellings	19,631,769	992,653
     At the 2010 Annual Meeting, the Company submitted a proposal to ratify the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) as the Company’s independent registered public accounting firm for the year ending March 31, 2011. The votes cast for, against or abstaining from and broker non-votes were as follows:

			Broker
For	Against	Abstain	Non-Votes
24,788,780	821,968	22,895	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ Andrew Davis
Andrew Davis
Chief Financial Officer

Dated: November 16, 2010